                                                                   Exhibit 3.13


                             ARTICLES OF ASSOCIATION
                             -----------------------
                                   PRELIMINARY
                                   -----------

     1. The Regulations of Table "A" in the First Schedule of the Companies Act. Cap. 308 shall not apply to the Company, except so far as the same are repeated or contained in these Articles.

     2. In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite them respectively in the second column thereof, if not inconsistent with the subject or context.

         WORDS                              MEANINGS
         -----                              --------

         The Company                The above-named Company.

         The Act                    The Companies Act Cap. 308 and every other Act
                                    for the time being in force concerning companies
                                    and affecting the Company.

         These Articles             These Articles of Association as originally formed
                                    or as altered from time to time by Special
                                    Resolution.

         The Register               The Register of Members to be kept as required by
                                    the provisions within the Act.

         The Directors              The Directors for the time being of the Company, or
                                    if there be only one Director, then such one
                                    Director.

         The Office                 The registered office for the time being of the
                                    Company.

         The Seal                   The Common Seal of the Company.


         Month                      Calendar Month.

         Year                       Calendar Year.

         In Writing                 Written or produced by any substitute for writing or
                                    partly one or partly the other.

         Dividend                   Dividend and/or bonus.

         Paid                       Paid or credited.

         Person                     Individuals, corporations, government.


     Words importing the singular number only shall include the plural number, and vice versa.

     Words importing the masculine gender only shall include the feminine gender. Subject as aforesaid, any words or expressions defined in the Act, shall except where the subject or context forbids, bear the same meanings in these Articles.

     3. The Share Capital of the Company is stated in the Memorandum of

Association.

     4. The Company is a Private Company within the meaning of the Act and accordingly:

     (1) No invitation shall be issued to the public to subscribe for any share of debenture of the company.

     (2) The number of the members of the company (not including persons who are in the employment of the Company and persons who having been formerly in the employment of the company were while in that employment and have continued after the termination of that employment to be members of the company) shall be limited to fifty, provided that, for the purpose of this provision, where shares in the company are held jointly they shall be treated as single member.

     (3) The right to transfer the shares of the company shall be restricted in manner hereinafter appearing.

     (4)    The Company shall not have power to issue share warrants to bearer.

                     SHARE CAPITAL AND VARIATIONS OF RIGHTS
                     --------------------------------------

     5. Save as the Company may by special resolution otherwise direct, the shares in the company shall be at the disposal of the directors, and they may allot, grant options over or otherwise dispose of them to such persons at such times, and on such terms as they may think proper.

     6. (1) Subject to the provisions of these Articles and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any shares in the company may be issued with such preferred, deferred or other special rights or subject to such restrictions whether in regard to dividend, voting, return of capital or otherwise as the company may from time to time by Extraordinary Resolution determine.

     (2) Subject to the provisions of the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed on such manner as the company before the issue of the shares may by special resolution determine.

     (3) The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     7. The company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the capital of the company, such commission not to exceed ten
(10) per cent of the price at which the shares are issued or an amount equivalent thereto.

     Any such commission may be paid or satisfied in whole or in part in cash or in fully paid shares or debentures of the company at par, or partly in one way and partly in another as may be arranged.

     8. If at any time the share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) shall not be varied except by agreement between the Company and any person purporting to contract on behalf of that class, provided such agreement is ratified in writing by the holders of three-fourths in nominal value of the issued shares of that class, or is confirmed or sanctioned by Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class. To every such separate General meeting of the provisions of these Articles relating to General Meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

     9. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided by the conditions of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     10. If two or persons are registered as joint holders of any shares, any one of such persons may give effectual receipts for any dividends or other moneys payable in respect of such share.

     11. Except as required by law, no person shall be recognized by the company as holding any share upon any trust, and the company shall not be bound by or required to recognize, even when having notice thereof, any equitable contingent, future or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

     12. Every member shall be entitled, without payment, to receive within two month; after allotment or lodgment of transfer (unless the conditions of issue provided for a longer interval) one certificate under the Seal for all the shares registered in his name, specifying the number and denoting numbers of the shares in respect of which it is issued and the amount paid up thereon. Provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery of all. Every certificate shall be signed by one director and countersigned by the secretary or some other person nominated by the directors for the purpose.

     13. If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such evidence being produced and such indemnity (if any) being given as the directors shall require, and in case of defacement or wearing out, on delivery up of the old certificate, and in the case on payment of such sum, not exceeding US$1.00 (equivalent of EC$2.70) as the directors may from time to time require.

     14. If after a transfer of shares there shall remain a balance of shares registered in the name of the transferor, and if he shall in writing require, a balance shall be issued to him without charge.

                                      LIEN
                                      ----

     15. The company shall have a first and paramount lien upon all shares (whether fully paid or not) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagements, whether solely or jointly with any other person, to or with the company whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares. But the directors may at any time declare any share to be exempt, wholly or partially from the provisions of this Article.

     16. The directors may sell the shares subject to any such lien at such time or times and in such manner as they think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfillment or discharge thereof and giving notice of intention to sell in default shall have been served on such member or the person (if any) entitled by transmission to the shares, and default in payment, fulfillment or discharge shall have been made by him or them for fourteen days after such notice.

     17. The net proceeds of any such sale shall be applied in or towards cost of the sale and in or towards satisfaction of the amount due to the company or of the liability or engagement, as the case may be, and the balance (if any) shall (subject to a like lien for sums not presently payable as existed on the shares before the sale) be paid to the member or the person (if any) entitled by transmission to the shares so sold at the date of the sale, or as he shall direct.

     18. To give effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                                 CALLS ON SHARES
                                 ---------------

     19. The directors my, subject to the provisions of these Articles, from time to time make such calls upon the members in respect of all moneys unpaid on their shares, whether on account of the nominal value of the shares or by way of premium, as they think fit, provided that twenty-eight days' notice at least is given of each call and the member shall be liable to pay the amount of every call so made upon him to the persons, by the installments (if any) and at the times and places appointed by the Directors. A call may be revoked or postponed as the directors may determine.

     20. A call shall be deemed to have been made at the time when the resolution of the directors authorising such call was passed and may be required to be paid by installments.

     21. The joint holders of a share shall be jointly and severally liable to the payment of all calls and installments in respect thereof.

     22. If before or on the day appointed for payment thereof a call or installment payable in respect of a share is not paid, the person from whom the same is due shall pay interest on the amount of the call or installment at such rate not exceeding ten (10) per cent per annum as the directors shall fix from the day appointed for payment thereof to the time of actual payment, but the directors may waive payment of such interest wholly or in part.

     23. Any sums which by the term of issue of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the shares or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment of interest and expenses, forfeiture and the like, and all other relevant provisions of these Articles, shall apply as if such sums were a call duly made and notified as hereby provided.

     24. No member shall be entitled to receive any dividend or to exercise any privilege as a number until he shall have paid all calls for the time being due and payable on every share held by him whether alone or jointly with any other person, together with interest and expenses (if any).

     25. The directors any from time to time make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.

     26. The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys due and upon his shares beyond the sums actually called up, thereof, and upon the moneys so paid in advance or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the directors may pay or allow such interest as may be agreed between them and such member in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up.

                               TRANSFER OF SHARES
                               ------------------

     27. Subject to the restrictions of these Articles shares shall be transferable, but every transfer must be in writing any usual or common form or in such other form as the directors shall from time to time approve, and must be left at the office accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the directors may require to prove the title of the intending transferer.

     28. The directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of shares (whether fully paid or not) and they may also decline to register any transfer of shares on which the company has a lien. If the directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the company send to the transferee notice of the refusal.

     29. The instrument of transfer of a share shall be executed both by the transferer and the transferee, and the transferer shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

     30. No share shall in any circumstances be transferred to any bankrupt or person of unsound mind.

     31. The company shall provide a register to be called the Register of Transfers, which shall be kept by the secretary under the control of the directors, and in which shall be entered the particulars of every transfer or transmission of every share.

     32. Such fee, as the directors may from time to time determine, may be charged for registration of a transfer and on registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas or other instrument. The directors may decline to recognise any instrument of transfer unless -

     (1)    the required transfer fee has been paid;

     (2) the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the directors way reasonably require to show the right of the transferer to make the transfer; and

     (3)    the instrument of transfer is in respect of only one class of share.

                             TRANSMISSION OF SHARES
                             ----------------------

     33. In the case of the death of a member, the survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holders shall be the only person recognised by the company as having any title to his shares but nothing herein contained shall release the estates of a deceased joint holder from any liability in respect of any shares jointly held by him.

     34. Any person becoming entitled to a share in consequence of the death or bankruptcy of any member may, upon producing such evidence of title as the directors shall require, be registered himself as holder of the share, or subject to the provisions as to transfers herein contained, transfer the same to some other person.

     35. A person entitled to a share by transmission shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the company, or, save as aforesaid, to exercise any of the rights or privileges of a member, unless and until he shall become a member in respect of the share.

                              FORFEITURE OF SHARES
                              --------------------

     36. If a member fails to pay the whole or any part of any call or installment of a call on the day appointed for payment thereof, the directors way at any time thereafter, during such time as any part of the call or installment remains unpaid, serve a notice on him or on the person entitled to the share by transmission requiring payment of such call or installment or so much of the call or installment as is unpaid, together with interest at such rate, not exceeding ten (10) per cent per annum, as the directors shall determine and any expenses that may have accrued by reason of such non-payment.

     37. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the Payment required by the notice is to be made, and shall state that, in the event of nonpayment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

     38. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to the effect and such forfeiture shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

     39. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the register of members relating to the share, but the provisions of this Article are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

     40. A forfeited share may be sold or otherwise disposed of on such terms to such person and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be canceled on such terms as the directors think fit.

     41. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the company all moneys and to satisfy all (if any) the claims and demands which the company might have enforced in respect of the shares which, at the date of forfeiture, were payable by him to the company or which might have been enforced in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture, but his liability shall cease if and when the company shall have received payment in full of all such moneys and shall have satisfied all the claims and demands which it might have enforced in respect of the shares.

     42. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the company in respect of the share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past members.

     43. A declaration in writing that the declarant is a director or the secretary of the company, and that a share in the company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The company may receive the consideration (if any) given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

                             ALTERATIONS OF CAPITAL
                             ----------------------

     44. The company may by Ordinary Resolution:

     (1) increase its share capital by such amount to be divided into shares of such ordinary, preferred, deferred or other special rights (if any) as the resolution may prescribe;

     (2) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (3) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

The company may by Special Resolution:

     (1) subdivide its existing shares, or any of them, into shares of smaller denomination than is fixed by the Memorandum of Association, provided, however, that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

     (2) reduce its share capital and any share premium account in any manner and with and subject to any incident authorised and consent required by law.

     45. When any shares have been converted into stock the holders of stock may transfer the same or any part thereof in such manner as the company in General Meeting shall direct, but in default of such direction in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near to as circumstances will admit. But the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum with power to waive compliance with such rules upon such occasions as they think fit, provided that the minimum shall not exceed the nominal of the shares from which the stock arose.

     46. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, distributions, voting and other matters as if they held the shares from which the stock arose but no such privilege or advantage (except participation in dividends and profits and in the assets on winding up) shall be conferred by an amount of stock that would not, if existing in shares, have been conferred such privilege or advantage.

     47. All such provisions of these Articles as are applicable to paid-up shares shall apply to stock and the word "share " and "shareholder " shall include "stock" and "stockholder".

                                GENERAL MEETINGS
                                ----------------

     48. The company shall each year hold a General Meeting within four months after its Memorandum of Association is registered.

     49. (1) The directors may convene an Extraordinary General Meeting whenever they think fit, and Extraordinary General Meetings shall also be convened on such requisition as provided by Article 92 of the Act.

     (2) If at any time there are not within Montserrat sufficient directors capable of acting to form a quorum, any director of any two members of the company may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

     50. Twenty-one clear days' notice at the least specifying the place, the day and the hour of the meeting, and in the case of special business the general nature of such business, shall be given in manner hereinafter mentioned to such persons as are under the provisions of these Articles entitled to receive the notices of General Meetings from the company, but with the consent of all persons for the time being entitled as aforesaid a meeting may be convened upon shorter notice, and in such manner as such persons may approve. The accidental omission to give such notice to, or the non-receipt of such notice by, any such person shall not invalidate any resolution passed or proceeding had at any such meeting.

                          PROCEEDING AT GENERAL MEETING
                          -----------------------------

     51. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and all that is transacted at an Annual General Meeting shall also be deemed special, with the exception of sanctioning and declaring a dividend, the consideration of the accounts and balance sheets and the reports of the directors and Auditors, and other documents accompanying or annexed to the balance sheets and the appointment and the fixing of the remuneration of directors and of Auditors.

     52. No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be two persons present being members or proxies for members.

     53. If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting, if convened on the requisition of members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, one member present in person or by proxy shall be a quorum.

     54. The Chairman (if any) of the directors shall preside at every General Meeting, but if there be no such Chairman, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or he shall not be willing to act as Chairman, the members present shall choose some director, or if no director be present, or if all the directors present decline to take the chair, they shall choose some member present to be Chairman of the meeting.

     55. The Chairman of a meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for twenty-one days or more, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

     56. At all General Meetings a resolution put to the vote of the meeting shall be decided on a show of hands, unless before or upon the declaration of the result of the show of hands a poll be demanded in writing by the Chairman or by at least two persons for the time being entitled to vote at the meeting, or by a person or persons representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting, or by a member, or members holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up an all shares conferring that right, and unless a poll be so demanded a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, or not carried, by a particular majority, shall be conclusive, and an entry to that effect in the minute book of the company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

     57. If a poll be demanded in manner aforesaid, it shall be taken at such time within fourteen days and at such place and such manner, as the Chairman shall direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

     58. No poll shall be demanded on the election of a Chairman of a meeting, or on any question of adjournment.

     59. In the case of an equality of votes, either on a show of hands or on a poll, the Chairman of the meeting shall be entitled to a further or casting vote.

     60. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business, other than the question on which a poll has been demanded.

     61. A resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at General Meeting (or being corporations, by their duly appointed representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the company duly convened and held.

                                VOTES OF MEMBERS
                                ----------------

     62. Subject and without prejudice to any special privileges or restrictions as to voting for the time being attaching to any class of shares for the time being forming part of the capital of the company, every member present in person or voting by proxy shall have one vote on a show of hands and in case of a poll shall have one vote for each share of which he is the holder.

     63. If any member be a lunatic, idiot or non compos mentis, he may vote by his committee, receiver, curator bonis or other legal curator, and such last mentioned persons may give their votes either personally or by proxy.

     64. If two or more persons are jointly entitled to a share, then in voting upon any question the vote of the senior who tenders a vote, whether in person or by proxy shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

     65. Save as herein expressly provided, no person other than a member duly registered, and who shall have paid everything for the time being due from him and payable to the company in respect of his shares, shall be entitled to be present or to vote on any question either personally or by proxy, or to be reckoned in a quorum at any General Meeting.

     66. Votes may be given either personally or by proxy. A proxy need not be a member.

     67. The appointing of a proxy shall be by an instrument in common form or in any form approved by the directors and shall be in writing under the hand of the appointer or his attorney duly authorised in writing; if such appointment is by a corporation under the hand of some officer duly authorised in that behalf but any member of the company (including a corporation) whose address as shown by entry in the register of members is outside Montserrat may appoint a proxy by cable. The instrument or cable appointing a proxy may contain a direction to the proxy to vote for or against a particular resolution or resolutions but unless such a direction be given the proxy may vote as he thinks fit, and an instrument or cable appointing a proxy shall be deemed to include the power to demand or to join or concur in demanding a poll on behalf of the appointer.

     68. The instrument appointing a proxy, together with the power of attorney (if any) under which it is signed or a notarially certified copy thereof, or a cable appointing a proxy pursuant to the last preceding Articles shall be respectively deposited or received at the Office at least forty-eight hours before the time appointed for holding the meeting, adjourned meeting or the taking of a poll at which the person named in such instrument proposed to vote; otherwise the person so named shall not be entitled to vote in respect thereof.

     69. Any corporation which is a member of the company may by notification in writing under the hand of some officer duly authorised in that behalf, authorise such person as it thinks fit to act as its representative at any meeting of the company or of any class of members of the company, and the person so authorised shall be entitled to exercise the some powers on behalf of the corporation which he represents as that corporation and could exercise if it were an individual member of the company.

                                    DIRECTORS
                                    ---------

     70. The number of directors shall not be less than one or more than ten.

     71. The first directors and the first Chairman of the directors shall be appointed by the subscribers to the Memorandum of Association.

     72. The company in General Meeting may -

     (1) appoint any person a director, so, however, that the prescribed maximum be not exceeded and determine the period for which the person so appointed is to hold office;

     (2)    remove any director.

     73. A director shall not be required to hold a share qualification but shall nevertheless be entitled to receive notice of and to attend and speak at any General Meeting or at any separate meeting of the holders of any class of shares in the company.

     74. The directors shall have power from time to time to any person to be a director, either to fill a casual vacancy in their number or as an addition to the existing directors, provided that the total number of directors shall not exceed the prescribed maximum. A Director so appointed shall hold office only until the next Annual General Meeting, but shall be eligible for reappointment.

     75. The remuneration of the directors shall from time to time be determined by the company in General Meeting and such remuneration shall be divided between them in such proportions as may be agreed between them; but, in default of such agreement, the same shall, if they have all been directors throughout the year to which the remuneration relates, be divided between them equally and if they have not, the same shall be divided between them ratably in proportion to the parts of such year during which they have respectively been directors. The directors shall also be entitled, in their absolute discretion and without the sanction of a General Meeting to repay any director any traveling and hotel expenses reasonably incurred by him in or about the performance of his duties as director, including any such expenses incurred in connection with his attendance at Board meetings. If by arrangement with the other directors any director shall perform or render any special duties or services outside his ordinary duties as a director, the directors may pay his special remuneration, in addition to his ordinary remuneration, and such special remuneration may be by way of salary, commission, participation in profits or otherwise as may be arranged.

     76. Subject as herein otherwise provided or to the terms of any lawful agreement, the office of a director shall be vacated if -

     (1) a receiving order is made against him or he makes any arrangement or composition with his creditors;

     (2)    he is found lunatic or becomes of unsound mind;

     (3) he shall be requested to vacate office by all the other directors, and they pass a resolution that he has been so requested and by reason thereof has vacated his office;

     (4)    by notice in writing to the company he resigns his office;

     (5)    he is removed from office under Article 72.

                              ALTERNATIVE DIRECTORS
                              ---------------------

     77. Each director shall have power by an instrument in writing to nominate any person to act as alternative director in his place and at his discretion to remove such alternate director; and on such appointment being made the alternate director shall be subject in all respects to the terms and conditions affecting the other directors. An alternate director so appointed shall be entitled to attend and vote as a director at any meetings of Directors at which the director appointing him is not present and generally to exercise all the powers, rights, duties and authorities of the director appointing him. Should an alternate director also be a director of the company, all rights vested in him as an alternate director (including the rights of voting at meetings) shall be in addition to and not in substitution for his rights as a director. Any instrument appointing an alternate director shall be delivered to and retained by the company. If the director making any such appointment as aforesaid shall cease to be a director, the person appointed by him shall cease to have any power or authority to act as an alternate director.

                               DIRECTOR'S CONTACT
                               ------------------

     78. (1) A director may contract with and be interested in any way, whether directly or indirectly, in any actual or proposed contract or arrangement with the company, either as vendor, purchaser or otherwise, and shall not be liable to account for any profit made by him by reason of such contract or arrangement, provided that the nature of the interest of the director in such contract or arrangement be declared at the meeting of directors at which the question is first taken into consideration, if his interest then exists, or in any other case at the meeting next of the directors held after he became interested, and it shall be the duty of the director so to declare his interest. No director shall vote as a director in respect of any contract or arrangement in which he shall be interested, and if he does so his vote shall not be counted; he way be required by the majority of the other directors to withdraw during the discussion of such contracts and arrangements, but for this purpose he shall be counted in the quorum present at the meeting, and these prohibitions shall not apply to


             (a) any arrangement for giving a director any security for advances or by way of indemnity or to any allotment or to any contract or arrangement for the underwriting or subscription by a director of shares or debentures of the company; or

             (b) any contract or dealing in which the director is interested by reason only of his being a director or other officer, employee or nominee of any corporation which, being a member of the company or holding shares in a corporation which is a member of the company, is interested in such contract or dealing, whether directly or indirectly, and this exception shall not cease to have effect merely by reason of the fact that the director is also a shareholder or creditor of any such corporation or any corporation in which it is interested.

Provided that these provisions may at any time be suspended or relaxed to any extent by an Extraordinary Resolution of the company.

     (2) A director may hold office as a director or manager or be otherwise interested in any other corporation in which the company is in any way interested, and shall not (unless it is otherwise agreed) be liable to account to this company for any remuneration or other benefits receivable by him from such other corporation.

     (3) A director may hold any other office or place, of profit under the company (except that of Auditor) in conjunction with his office of director, and on such terms of remuneration and otherwise as the directors shall arrange.

     (4) A director may act by himself or his firm in a professional capacity for the company (except as Auditor to the company), and he or his firm shall be entitled to remuneration for his professional services as if he were not a director.

     (5) For the purpose of this Article a general notice given to the directors by a director at any meeting of the directors to the effect that he is a member of a specified corporation or firm and is to be regarded as interest in any contract which way after the date of the notice be made with that corporation or firm shall be demand to be a sufficient declaration of interest in relation to any contract so made.

                         POWERS AND DUTIES OF DIRECTORS
                         ------------------------------

     79. The business of the company shall be managed by the directors, who may pay all such expenses preliminary and incidental to the promotion, formation, establishment and registration of the company as they think fit, and may exercise all powers of the company and do so on behalf of the company all such acts as may be exercised and done by the company, and as are not by the Act or by the company required to be done in General Meeting. In so acting the directors shall in all cases conform to the provisions of the Act, to these Articles, and such regulations as may from time to time be prescribed by the company in General Meeting, but no regulation made by the company in General Meeting shall operate retrospectively to invalidate any previous act of the directors.

     80. The directors may from time to time provide for management of the affairs of the company in Montserrat or elsewhere in such manner as they shall think fit, and the provisions contained in these Articles shall be without prejudice to the general powers conferred by these Articles.

     81. The directors may from time to time and at any time establish and delegate any of their powers to local boards or committees or employ agencies for managing any of the affairs of the company in Montserrat or elsewhere, and may, by resolution appoint any person to be members of such boards or committees or to be managers or agents, and may fix their remuneration. Any such boards or committees shall in the exercise of the powers so delegated conform to any rules and regulations that may be imposed on them by the directors, who may revoke, annul or vary any such appointment, rules or regulations.

     82. The directors may exercise all the powers of the company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock and other securities (whether at par or at a discount or premium) as security for any debt, liability or obligation of the company or of any third party.

     83. The company may, upon the issue of any bonds, debentures, debenture stock or other securities, confer on the holders thereof or on any trustees or other persons acting on their behalf the right to participate in the management of the company by giving them the right of attending and voting at General Meetings, by empowering them to appoint one or more persons to be directors of the company, or by means that may be agreed between the company and the holders thereof.

     84. The continuing directors may act at any time notwithstanding any vacancy in their body; provided always that in case the directors shall at any time be reduced in number to less than the minimum number prescribed by or in accordance with these Articles, it shall be lawful for the continuing directors or director to act for the purpose of filling up vacancies on the Board, or of summoning a General Meeting of the company, but not for any other purpose.

                               MANAGING DIRECTORS
                               ------------------

     85. The directors may from time to time appoint any one or more of their body to be Managing Directors, for such period and upon such terms as they think fit, and may vest in such Managing Director or Managing Directors such of the powers hereby vested in the directors generally as they may think fit, and such powers may be made exercisable for such period or periods, and upon such conditions and subject to such restriction and generally upon such terms as to remuneration and otherwise as they may determine. The remuneration of a Managing Director may be made payable by way of salary or commission or participation in profits, or by any or all of these modes or otherwise as may be thought expedient, and it may be made a term of his appointment that he shall receive a pension, gratuity or other benefit on his retirement.

     86. A Managing Director shall, subject to the provisions of any contract between him and the company be subject to the same provisions as to resignation and removal as the other directors of the company, and if he ceases to be a director he shall automatically and immediately cease to be a Managing Director.

                     PROCEEDINGS OF DIRECTORS AND COMMITTEES
                     ---------------------------------------

     87. The directors may meet together with the dispatch of business, adjourn and otherwise regulate their meetings as they think fit, but until otherwise determined by an Extraordinary Resolution of the company, two shall be a quorum provided that if only two directors are present one of them shall be a Managing Director (if a Managing Director has been appointed pursuant to Article 85 of these Articles). Questions arising at any meeting, shall be decided by a majority of votes.

     88. All meetings of the Board of Directors and of any committee of the Board shall be held in Montserrat or at such other place as the directors may appoint.

     89. A director may, and on the request of a director, the Secretary shall at any time, summon a meeting of the directors.

     90. The directors may elect a Chairman of their meetings and determine the period for which he is to hold office. The Chairman or the person for the time being appointed to act as alternative director in his place shall preside at all meetings of the directors, but if at any meeting neither the Chairman nor the person for the time being acting as his alternate director is present within fifteen minutes from the time appointed for holding the same, the directors present may choose one of their number to be Chairman of the meeting.

     91. A committee may elect a Chairman of its meeting. If no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their numbers to be Chairman of the meeting.

     92. A committee may meet and adjourn as its members think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in case of an equality of votes the Chairman of the committee shall have a second or casting vote.

     93. All acts done in good faith by any meeting of directors or of a committee of directors, or by any local board or committee, or by any person acting as a director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

     94. The directors shall cause proper minutes to be made of all General Meetings of the company and also of all appointments of officers, and of the proceedings of all meetings of directors and committees, and of the attendance thereat, and all business transacted at such meetings, and any such minutes of any meeting, if purporting to be signed by the Chairman of such meeting, or by the Chairman of a subsequent meeting, shall be conclusive evidence without any further proof of the facts therein stated.

     95. A resolution in writing signed by all directors shall be as valid and effective for all purposes as a resolution passed at a meeting of the directors duly convened, held and constituted.

                                      SEAL
                                      ----

     96. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors or of a committee of the directors authorised by the Board in that behalf, and in the presence of two directors or of one director and the secretary or such other person as the director may appoint for the purpose and such directors or director and secretary or other person as aforesaid shall sign every instrument to which the Seal shall be affixed in their presence, and in favour of any purchaser or person dealing with the company in good faith such signature shall be conclusive evidence of the fact that the Seal has been properly affixed.

     97. The secretary shall be appointed by the directors for such time at such remuneration and upon such conditions as they may think fit, and any secretary so appointed may be removed by them. The directors may from time to time by resolution appoint an assistant or deputy secretary to exercise the functions of the secretary.

                             PENSIONS AND ALLOWANCES
                             -----------------------

     98. A directors may grant retirement pensions or annuities or allowances, including allowances on death, to any person or to the widow or dependents of any person in respect of services rendered by him to the company as Managing Director or in any other executive office or employment under the company or in directly as an executive officer or employee of any subsidiary company of the company or its holding company (if any), notwithstanding that he may be or may have been a director of the company and may make payments towards insurance or trusts for such purposes in respect of such pensions, annuities and allowances in the terms of engagement of any person.

                           DIVIDENDS AND RESERVE FUND
                           --------------------------

     99. Subject to any preferential or other special rights for the time being attached to any shares, the profits of the company which it shall from time to time determine to distribute by way of dividend shall be applied in payment of dividends upon the shares of the company in proportion to the amounts paid up or credited as paid up thereon respectively, otherwise than in advance of calls.

     100. The directors may, with the sanction of a General Meeting from time to time declare dividends, but no such dividends shall be payable except out of the profits of the Company. The directors may, if they think fit, from time to time declare any payment to the members without the sanction of a General Meeting such interim dividends as appear to them to be justified by the position of the company, and may also from time to time, if in their opinion such payment is so justified, pay any preferential dividends which by the terms of issue of any shares are made payable on fixed dates. No higher dividend shall be paid than is recommended by the directors and the declaration of the directors as to the amount of the net profits shall be conclusive.

     101. The directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the company on account of calls or otherwise in relation to the shares of the company.

     102. The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper to a reserve fund or reserve account, which shall at the discretion of the directors be applicable for meeting contingencies, or for repairing or maintaining any works connected with the business of the company, or shall with the sanction of the company in General Meeting, be, as to the whole or in part, applicable for equalising dividends, or for distribution by way of special dividend or bonus, or may be applied for such other purposes for which the profits of the company may lawfully be applied as the directors may think expedient in the interest of the company, and pending such application the directors may employ the sums from time to time so set apart as aforesaid in the business of the company or invest the same in such securities other than the shares of the company as they may select. The directors may also from time to time carry forward such sums as they may deem expedient in the interest of the company.

     103. Every dividend warrant may unless otherwise directed, be sent by post to the last registered address of the member entitled thereto, and the receipt of the person whose name at the date of the declaration of the dividend appears an the register of members as the owner of any share, or where the dividend is expressed to be payable to members registered on some other date the receipt of the person whose name appears at the other date in the register of members as the owner of any share or in the case of joint holders of any one of such joint holders, shall be a good discharge to the company for all payments made in respect of such share. No unpaid dividend or interest shall bear interest as against the company.

     104. Subject to any necessary sanction or authority being obtained by the company in General Meeting may by Extraordinary Resolution direct the capitalization of any undivided profits of the company not required for payment of any fixed preferential dividend or debenture interest whether standing to the credit of a reserve fund or not, including premium received on the issue of shares or debentures of the company and whether in the nature of income or of ascertained accretions of capital, and the directors shall give effect to such resolution by applying such profits to be so capitalised in paying up either -

     (1) partly paid shares held by the shareholders who would be entitled to such profits if the same were distributed by way of dividend; or

     (2) unissued shares or debentures of the company to be thereupon issued to such shareholders as aforesaid or (so far as such issues shall be impracticable in consequence of the fractions involved) to be sold for the benefit of the shareholders entitled thereto or dealt with by the issue of fractional certificates or otherwise settled at the discretion of the directors as they think expedient, or otherwise by dealing with sums as directed by resolution.

The directors may appoint any person to contract with the company on behalf of the shareholders entitled to the capitalized profits, for the application thereof in the manner aforesaid and any contract so made shall be binding on all such shareholders.

                                    ACCOUNTS
                                    --------

105. The directors shall cause such accounts to be kept -

     (1) of the assets and liabilities of the company;

     [(2) of all sums of money received and expended by the company, and the matters in respect of which such receipts and expenditures take place, as are necessary to give a true and fair view of the company's affairs and to explain its transactions. The books of account shall be kept at the office, or at such other place as the directors shall think fit, and shall always be open to the inspection of the directors.

     106. The directors shall from time to time determine whether in any particular case or class of cases, or generally and to what extent and at what times and places and under what conditions or regulations the accounts and books of the company, or any of them, shall be open to the inspection of members, and no member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by the Statutes or authorised by the directors or by a resolution of the company in General Meeting.

     107. Within eighteen months of incorporation and subsequently once at least in every year, the directors shall lay before the company in General Meeting a Profit and Loss account for the period since the preceding account, or, in the case of the first account since the incorporation of the company, made up to a date not more than nine months before such meeting. A Balance Sheet shall also be made out in every year as at the date to which the profit and loss account is made up and shall be laid before the company in General Meeting. Copies of all such documents and any other documents required by law to be annexed thereto shall, subject to the provisions of the Statutes, not less than seven days before the date of the meeting before which they are to be laid, be sent to all members and debenture-holders of the company subject to the provisions of the Statutes.

                                      AUDIT
                                      -----

     108. Once at least in every year the accounts of the company shall be examined and the correctness of the profit and loss account and the balance sheet ascertained by one or more Auditor or Auditors, and the provisions of the Statutes shall be observed.

                                     NOTICES
                                     -------

     109. A notice or any other document may be served by the company upon any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address in Montserrat as appearing in the register of members. If a member's address as appearing in the register of members is not within Montserrat any notice or other document shall be served upon such member by sending it in a prepaid airmail letter to his registered address.

     110. All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the register of members, and any notice so given shall be sufficient to the holders of such share.

     111. A notice may be given by the company to the persons entitled to any share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives or trustees of such deceased or bankrupt member, at the address (if any in Montserrat supplied) by giving the notice in the manner in which the same would have been given if the death or bankruptcy had not occurred.

     112. Any notice of other document, if served or sent by post or airmail post, shall be deemed to have been served or delivered seven days after the time when the letter containing the same is put into the post and in proving such service or sending it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or prepaid airmail letter as the case may be.

                                   WINDING UP
                                   ----------

     113. If the company shall be wound up the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide amongst the members in specie or kind the whole or any part of the assets of the company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities wherein there is any liability.

                                    INDEMNITY
                                    ---------

     114. Every Director, Auditor or other officer for the time being of the company shall be indemnified out of the assets of the company against all losses or liabilities (including any such liability as is mentioned in the Act) which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director, auditor or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the company in the execution of the duties of his office or in relation thereto, and against any liability incurred by him in defending any proceedings, whether civil or criminal, arising in connection with the affairs of the company and which judgment is given in his favour or in which he is acquitted.

     IN WITNESS WHEREOF, WE, the several persons whose names and addresses are subscribed hereto being desirous of being formed into a company, in pursuance of these articles of association, in having heretofore subscribed to a memorandum of association, and agreed to take the number of shares in the capital of the company set opposite our respective names, do hereby adopt the aforesaid articles of association.